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                                                                    EXHIBIT 16.1

ERNST & YOUNG            CERTIFIED PUBLIC ACCOUNTANTS        Phone: 852 956 1188
                         10/F Tower II, The Gateway          Fax:   852 956 0118
                         25-27 Canton Road
                         Kowloon, Hong Kong



2 December 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Gentlemen

Re:  CBR Brewing Company, Inc.
     SEC File No. 33-26617A
     -------------------------


We have read item 4 of the Form 8-K dated 25 November 1996, of CBR Brewing Company, Inc. and are in agreement with the statements contained in the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



Very truly yours



Ernst & Young